UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 12, 2016

CHINA LENDING CORPORATION

(Exact name of registrant as specified in charter)

British Virgin Islands

(State or other jurisdiction of incorporation)

001-36664	98-1192662
(Commission File Number)	(IRS Employer Identification No.)

11th Floor, Satellite Building
473 Satellite Road
Economic Technological Development Zone

Urumqi, Xinjiang, China 830000

 (Address of principal executive offices and zip code)

+86 991-3072247

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 7, 2016, China Lending Corporation (the “Company”) received notice from The Nasdaq Stock Market LLC (“Nasdaq”) that its ordinary shares had met applicable listing requirements and would remain listed on the Nasdaq Capital Market. The hearing relating to the Company’s listing was canceled.

On December 12, 2016, the Company notified Nasdaq of its intent to delist its warrants from the Nasdaq Capital Market due to the failure of the warrants to meet the minimum 400 round lot holder requirement under Nasdaq Marketplace Rule 5515(a)(4).

The Company intends to file a Form 25 with the SEC on December 21, 2016 relating to the delisting of its warrants, with the delisting of the warrants to be effective ten days thereafter. Accordingly, the Company expects that the last day of trading of its warrants on the Nasdaq Capital Market will be on or about December 30, 2016.

Item 9.01. Financial Statements and Exhibits.

(c)          Exhibits

99.1	Press release dated December 12, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA LENDING CORPORATION

By:	/s/ Li Jingping
Name:	Li Jingping
Title:	President and Chief Executive Officer

Dated: December 12, 2016

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